                                  EXHIBIT 16



                           SCHEDULE FOR COMPUTATION
                          OF PERFORMANCE QUOTATIONS
                                 (Unaudited)



One Year
--------
                                  1
$1,000          $1,000 (1 + .0301) = $1,030.10

Five Years
----------
                                  5
$1,000          $1,000 (1 + .0115) = $1,058.84

Ten Years
---------
                                  10
$1,000          $1,000 (1 + .0518)  = $1,657.03